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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dean Foods Company on Form S-8 of our reports dated March 24, 2003 relating to the financial statements and financial statement schedules of Dean Foods Company (which reports express an unqualified opinion and includes an explanatory paragraph relating to change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No.
142) appearing in the Annual Report on Form 10-K of Dean Foods Company for the year ended December 31, 2002.



                                              /s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 1, 2003